As filed with the Securities and Exchange Commission on September 20, 2006
                                                     Registration No. 333-136075


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No.1)

                         CATALYST VENTURES INCORPORATED
                 (Name of small business issuer in its charter)


          Nevada                                                 20-4677834
------------------------------- ---------------------------- -------------------
(State or jurisdiction of       (Primary Standard Industrial(I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)


               1739 Creekstone Circle, San Jose, California 95133
               --------------------------------------------------
          (Address and telephone number of principal executive offices)


                Hughes Airport Business Park, Las Vegas, Nevada
                ------------------------------------------------
(Address of principal place of business or intended principal place of business)


Incorp Services, 3765 Pecos McLeod, Suite 1400, Las Vegas, Nevada 89121
                                  (702)866-2500
------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


                                 With Copies to:

                                  Lucky McMahon
                                 Attorney at Law
                               113 SE 22nd Street
                                     Suite 1
                           Bentonville, Arkansas 72712


Approximate date of proposed sale to the public:   As soon as is practicable
                                                   ---------------------------
                           after this Registration Statement becomes effective.
                           ----------------------------------------------------



If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]


If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]



If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF   AMOUNT           PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT  OF
SECURITIES TO BE         TO BE            OFFERING PRICE    AGGREGATE           REGISTRATION
REGISTERED               REGISTERED (1)   PER SHARE (1)     OFFERING PRICE (1)  FEE
--------------------------------------------------------------------------------------------

Common Stock,
$0.001 par value            $200,000        $     .50       $  100,000            $21.40
--------------------------------------------------------------------------------------------

     (1) The 200,000 shares of common stock being registered will be sold to investors at a price of $.50 per share, making the maximum registration fee the sum of $21.40 ($200,000 x 0.0001070000 = $21.40).


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8 (a), may determine.

                         CATALYST VENTURES INCORPORATED
                     Sale of 200,000 shares of common stock

         This prospectus relates to the registration and sale of 200,0000 shares of the registrant's common stock. Shares offered by the registrant may be sold by one or more of the following methods:

          1. Face to face transactions between the registrant and purchasers without a broker.

         A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above.

         The registrant that sells the stock registered hereunder is required to deliver a current prospectus to the purchaser/investor upon the purchase of such stock by the investor. In addition, for the purposes of the Securities Act of 1933, sellers may be deemed underwriters. Therefore, the registrant may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement of fact or by failing to disclose a material fact.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THE REGISTRANT'S STOCK ONLY AFTER CAREFULLY CONSIDERING THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE REGISTRANT AND ITS COMMON STOCK. THE REGISTRANT URGES ANY PROSPECTIVE INVESTOR TO READ THE RISK FACTORS SECTION OF THIS PROSPECTUS, WHICH BEGINS ON PAGE 3 HEREIN, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is September 25, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Summary Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . .   16
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Plan of Distribution and Selling . . . . . . . . . . . . . . . . . . . . .   18
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Management .  .  .  .  .  .  .  .  . . . . . . . . . . . . . . . . . . . .   18
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . .   20
Shares Eligible for Future Sale  . . . . . . . . . . . . . . . . . . . . .   21
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . .   21
Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . .   21
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . .   21
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Management's Discussion and Analysis of Financial Condition
   and Results of Operations . . . . . . . . . . . . . . . . . . . . . . .   26
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Market for Common Equity and Related Stockholder Matters . . . . . . . . .   27
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Changes in and Disagreement With Accountants on Accounting
   and Financial Disclosure  . . . . . . . . . . . . . . . . . . . . . . .   28
Legal Maters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

CATALYST VENTURES INCORPORATED

         Catalyst Ventures Incorporated was incorporated in the state of Nevada on April 7, 2006 for the purpose of specializing in corporate, commercial, and general aviation services, bulk fuel, diesel, and aviation fuel distribution.

         Catalyst Ventures Incorporated's principal executive offices are located at 1739 Creekstone Circle, San Jose, California 95133, and its telephone number is (408)272-1765. All references herein to we, our, or us, and sometimes its, refer to Catalyst Ventures Incorporated, a Nevada corporation.

THE OFFERING

Common Stock to
be Sold:            200,000 shares

Shares of Common
Stock Outstanding
at Start of
Offering:           1,500,000 shares

Risk Factors:       The Shares offered hereby should be considered a speculative investment, involving a high degree of risk, including the loss of the entire investment. See "RISK FACTORS."

Proceeds:           As proceeds are received by the Company,  such proceeds will be immediately available for use by the Company, without impound or escrow, to be utilized for such expenses, including, but not limited to the following: franchise sales and marketing; salaries and general administrative costs;
                    marketing, advertising, and publicity costs; acquisition of inventory and general working capital; commissions and fees;
                    and legal, printing, marketing, and other offering expenses.

Lack of Market
for the Company's
Securities:         There is currently no market for the Company's common stock;
                    there is no assurance that any market will develop; if a market develops for the Company's securities, it will likely be limited, sporadic, and highly volatile.

Determination of
Offering Price:     The offering price and terms for the common stock offered in this prospectus were arbitrarily fixed by the Company's management based upon the Company's presently contemplated financial needs. No investment banker or other appraiser was consulted regarding such price and terms. The offering price bears no particular relationship to the Company's existing or pro forma assets, book value, or net worth or its possible future earnings. After the Company's common stock offered in this prospectus is purchased by investors, the public trading price of the shares of common stock will be determined by market makers independent of the Company.



                             SUMMARY FINANCIAL DATA

         The summary financial information presented below is derived from the audited financial statements for the period from April 7, 2006, (inception) through April 30, 2006



STATEMENT OF
OPERATION DATA:                                        Period from April 7, 2006
                                                        (inception) through
                                                         April 30, 2006.

         Revenues                       ---
         Operating Expenses          22,350
         Net Loss                   (22,980)

BALANCE SHEET DATA:

         Cash and cash equivalents                            50,000
         Total assets                                         50,000
         Working capital                                     (21,480)
         Note payable short-term debt                          1,480
         Additional paid in capital                               -
         Accumulated Deficit                                 (22,980)
         Total Liabilities and Stockholders' Equity (deficit) 50,000




                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK, SHOULD BE REGARDED AS SPECULATIVE, AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OFFERED HEREBY. THE FOLLOWING FACTORS ARE NOT TO BE CONSIDERED A DEFINITIVE LIST OF ALL RISKS ASSOCIATED WITH AN INVESTMENT IN THE SHARES.

         WHEN  USED IN THIS  PROSPECTUS,  THE  WORDS  "FORECASTS,"  "ESTIMATES,"
"PROJECTIONS," AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.

BUSINESS RISKS



         We are a development size business, with no operations, established customers, or market recognition.

         Catalyst Ventures, Inc. has a Limited History of Operations and has not yet Reached Operating Costs.

         The Company is a development-stage company and its proposed business is highly competitive in nature, subject to ever-changing technology and trends, and there are limited criteria for establishing its value. Further, the Company's potential for success may be materially affected by unpredictable competitive and technology trends that cannot be easily identified or limited and which are beyond its control.

         The project has no past operational history. However, it has an experienced management team from the banking industry to guide it. The Company was formed in April of 2006 and to date has one office. Each office that is maintained for the benefit of the Company's business operates as a company. Although the Company has raised all the start-up capital and covered development costs in building a growing Flight Support Services Corporation, revenues have not yet reached operating costs. The Company will continue to incur losses until the sales and/or services grow to meet and then surpass expenses. Additionally, there is no assurance that revenues generated will meet the expenses of the Company.

         The market for the Company's services, particularly over the Internet, is in the preliminary stage of development

          The market for the Company's services, particularly over the Internet, is in the preliminary stage of development and is rapidly evolving. Demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. This uncertainty is compounded by the risk that consumers will not adopt online commerce and that an appropriate infrastructure necessary to support increased commerce on the Internet will fail to develop to a sufficient extent and within an adequate time frame to permit the Company to succeed.

         The Company's business is speculative and dependent upon acceptance of the Company's products and services by the business community and the general public.

The Company's business is speculative and dependent upon acceptance of the Company's products and services by the business community and the general public. There is no assurance as to whether the Company will be successful and generate a profit from its operations. There is no assurance that the Company will earn revenues sufficient to maintain its operations or that investors will not lose their entire investment.

         While there are no clear threats that would cause one to conclude today that the industry will not continue to thrive, there can be no assurance that the industry will grow.

          The growing appeal of the Flight Support Services industry among business owners has been attributed to increased outsourcing of flight support services by the Department of Defense, and Corporate Air Charter Operations. While there are no clear threats that would cause one to conclude today that the Flight Support Services industry will not continue to thrive, there can be no assurance that the industry will continue to grow at the rates of the last several years. The Company believes there has been little penetration by the Flight Support Services industry into the market of potential business customers. However, if the growth of the Flight Support Services industry were to lessen or decline, the Company would expect to face heightened competition with weakened profitability, and a reduced share of the flight support services market, which would materially adversely affect the Company's business.

         There are no major political risks to the "nuts-and-bolts" nature of the businesses and markets we have focused upon. While the corporate/general/commercial aviation arenas tend to be quite sensitive to major industry cycles affecting the discretionary nature of air transportation, the nature of the bulk fuel distribution, and logistics and heavy freight logistics market are significantly less volatile, as they comprise the backbone of the industrial economy---despite the increasing prices, fuel, and freight are critical components of the North American economy.

         The performance of the Company's web site is dependent upon the Internet and third-parties for access to client products and services.

         The performance of the Company's web site is dependent upon the Internet and third-parties for access to client products and services. If the Internet were to become regularly unavailable for many hours at a time, or its ability to handle traffic loads deteriorate enough to cause frequent unavailability or very slow response times, there would be less traffic to the Company's web site and the public's perception of the quality of the Company's services could suffer. To date, the Internet has proven highly resilient and responsive to rapid growth in its use, and many of the world's telecommunications, software, and hardware companies are continually investing in additional capacity and improvements.

         Sales of the Company's services are expected to depend upon a robust industry and infrastructure for providing Internet access and carrying the rapidly increasing Internet traffic. Certain critical issues concerning the commercial use of the Internet (including capacity to handle projected increases in traffic, security, reliability, cost, and quality of service) remain unsolved and may impact the growth of Internet use. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Global commerce and online exchange of information on the Internet is new and evolving, therefore it is difficult to predict with any assurance whether the infrastructure or complementary products necessary to make the internet a viable commercial marketplace will continue to be developed. Although the Company expects to be responsive to changes in the Internet or technology, there can be no assurance that the Company will be successful in achieving widespread acceptance of its services before competitors offer services with speed and performance equal to or greater than that of the Company. The growth or change of the Internet, or adoption of new technologies could potentially harm the Company's business, operating results, and financial condition.

         The Company's success, and in particular its ability to effect transactions on the Internet and provide high quality customer service, depends on the efficient and uninterrupted operation of its computer and communications hardware systems. These systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism, and similar events.

         The Company's success, and in particular its ability to effect transactions on the Internet and provide high quality customer service, depends on the efficient and uninterrupted operation of its computer and communications hardware systems. These systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism, and similar events. The Company does not presently have fully redundant systems, a formal disaster recovery plan, or alternative providers of hosting services, and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Despite any precautions taken by, and planned to be taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the facility could result in interruptions in the service provided by the Company. In addition, the failure by the Company's outside host servers to provide the data communications capacity required by the Company, as a result of human error, natural disaster, or other operational disruption, could result in interruptions in the Company's online services. Any damage to or failure of the systems of the Company could result in reductions in, or terminations of, millenniumexchange.net, which could have a material adverse effect on the Company's business, results of operations, and financial condition.

         The market for purchasing and trading goods services over the Internet is new, evolving, and intensely competitive, and the Company expects competition to intensify further in the future.

          The information and communications industries are characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements, and emerging industry standards. The introduction of new services embodying new technologies and the emergence of new industry standards and practices can render existing services or products obsolete and unmarketable. The Company's future success will depend, in part, on its ability to develop leading technologies that address the increasingly sophisticated and varied needs of its prospective customers.

          While there are no undue industry risks affecting the North American corporate and general aviation marketplace, bulk fuel distribution marketplace, and logistical marketplaces, the nature of our entire economy if cyclical in nature, and tends to run in 7 year increments of prosperity, punctuated with 1-3 years of recession, or stagnation. As a corporation with an emphasis upon strategic issues, wee innately understand the cyclical nature of the marketplace, and have a long-term focus to provide the best value and service offering in the specific markets in which we compete. We have specifically targeted acquiring established, profitable companies that have or are poised to achieve prominence in their specific vertical and geographic markets.

         Certain of the Company's potential competitors have longer operating histories, larger customer bases, and greater brand recognition than the Company, as well as significantly greater financial, marketing, technical, and other resources.

         The market for purchasing flight support services over the Internet is new, rapidly evolving, and intensely competitive, and the Company expects competition to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. The Company currently or potentially competes with a number of other online flight support services such as Lockheed Martin, General Dynamics, and DynAir Corp. Certain of these potential competitors have stronger brand recognition and greater experience in online flight support services than the Company. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations, and financial condition.

         The Company believes that the principal competitive factors in its market are volume and selection of goods and services, population of buyers and sellers, community cohesion and interaction, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools, and system reliability. Certain of the Company's current and many of the Company's potential competitors have longer operating histories, larger customer bases, and greater brand recognition than the Company as well as significantly greater financial, marketing, technical, and other resources. In addition, other online flight support services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increase. Therefore, certain of the Company's competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share, and diminished value in the Company's brand. There can be no assurance that the Company will be able to compete successfully against current and future competitors. Further, as a strategic response to changes in the competitive environment, the Company may, from time to time, make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on its business, results of operations, and financial condition. New technologies and the expansion of existing technologies may increase to competitive pressures on the Company by enabling the Company's competitors to offer a lower-cost service. In addition, companies that control access to transactions through network access or web browsers could promote the Company's competitors or charge the Company substantial fees for inclusion. Any of these events could have a material adverse effect on the Company's business, results of operations, and financial condition.

         There are risks associated with owning a penny stock.

         For example, one risk of owning a penny stock is that if a broker-dealer is the sole market maker, that broker-dealer must disclose this fact and its presumed control over the market and monthly account statements showing the market value of each penny stock held in the customer's account. This requirement may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that is subject to the penny stock rules.



         The issuance of Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

         The Company is authorized to issue up to 5,000,000 shares of preferred stock ("Preferred Stock"). As of April 30, 2006, there were no shares of Preferred Stock issued. At the present time, the Company has no plans to issue any Preferred Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any Preferred Stock to be issued. However, these effects might include:

         1. Restricting dividends on the common stock;

         2. Diluting the voting power of the common stock;

         3. Impairing the liquidation rights of the common stock; and

         4. Delaying or preventing a change in control of the Company without further action by the shareholders.








MANAGEMENT RISKS

         Control of the Company by Principal Shareholders. There are no independent directors on the Company's Board of Directors. As owners of 1,000,000 shares of the Company's common stock, which is two-thirds of its presently issued and outstanding stock, the principal shareholders of the Company own 66.67% of its capital stock. After the completion of this Offering, and assuming the maximum number of Shares offered by this Prospectus are sold, the principal shareholders of Catalyst Ventures will maintain a majority share of the voting stock of the Company. Accordingly, the principal shareholders of the Company will be able to elect all of the Company's directors and are in a position to totally control the Company. Additionally, there is no guarantee that Wilkerson Resources, Inc. will vote its shares with the other Principal Shareholders.

   See "MANAGEMENT," and "PRINCIPAL OWNERS."

         Dependence on Key Personnel. The success of the project depends upon the experience and expertise of the management team. However, Mr. Ken Green, the Chairman and his team bring extensive management and operational experience and expertise in the areas of aviation operations, information technology, organizational management, finance & accounting, logistics, and petroleum marketing markets to succeed in their mission. The Company's success depends in large part upon the continued services of its senior management, as well as its ability to attract and retain additional qualified managerial and technical personnel. Significant competition exists for the services of such personnel and there can be no assurance that the Company will successfully attract or retain such personnel.

         Limitation on Liability of Directors. The Company's Bylaws substantially limit the liability of directors to the Company and its shareholders for breach of fiduciary and other duties to the Company. As noted under "Fiduciary Responsibilities and Indemnification of Management", the Company's management will not be liable to the Company for, and will be indemnified and held harmless by the Company in connection with the consequences of any act or failure to act, unless such act or failure to act is attributable to gross negligence or willful misconduct. The existence of such provisions gives the Investors more limited causes of action than they might otherwise have in the absence of such provisions. For example, if this limitation were not contained in the Company's Bylaws, the shareholders of the Company would have a cause of action against the Company's directors for any act of negligence which arose by either commission or omission. It is much easier to prove that someone acted in a negligent manner than it is to prove that someone acted with gross negligence or engaged in willful misconduct. In many jurisdictions, the definition of gross negligence is as set forth below:

         Gross negligence includes two elements: (1) viewed objectively from the actor's standpoint, the act or omission must involve an extreme degree of risk, considering the probability and magnitude of the potential harm to others, and (2) the actor must have actual, subjective awareness of the risk involved, but nevertheless proceed in conscious indifference to the rights, safety, or welfare of others.

The typical definition of ordinary negligence is as follows:

         Negligence means failure to use ordinary care, that is, failing to do that which a person of ordinary prudence would have done under the same or similar circumstances or doing that which a person of ordinary prudence would not have done under the same or similar circumstances.



As can be seen from the definitions of negligence and gross negligence shown above, it is much harder for a claimant to prove gross negligence than it is to prove ordinary negligence.

FINANCING RISKS

         Limited Working Capital and Need for Additional Financing. The Company has limited working capital. It may commence operations with less than full subscription of this Offering, and will thereafter need to acquire additional capital to fully execute its business plan. However, there can be no assurance that the Company will be successful in acquiring such additional capital.

         Financial Projections. Financial projections concerning the estimated operating results of the Company may be included with the Prospectus. The projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions which may be beyond the control of the Company, such as general industry conditions. The Company may experience unanticipated costs, or anticipated sales may not materialize, resulting in lower revenues than forecasted. There is no assurance that the results illustrated in any financial projections will in fact be realized by the Company. The financial projections are prepared by management of the Company and have not been examined or compiled by independent certified public accountants. Accordingly, neither independent certified public accountants nor counsel to the Company are providing any level of assurance on such financial projections.


OFFERING AND OTHER INVESTMENT RISKS

         Arbitrary Offering Price. The Offering price of the Securities offered hereby was, in part, arbitrarily determined by the Company and bears no relationship to earnings, asset values, book value or any other recognized criteria of value.

         No Escrow Account or Impound. No escrow or impound is or will be established in connection with the funds received from the sale of the Securities in this Offering. All funds received from the sale of the Shares shall be held and immediately available for use by the Company. This significantly increases the risk to early subscribers should subsequent subscriptions not be forthcoming. See "RISK FACTORS - Financing Risks - Limited Working Capital and Need for Additional Financing."

         No Minimum Capitalization from Offering. There is no minimum capitalization required in this Offering. There is no assurance that all or a significant number of Shares will be sold in this Offering. Investors' subscription funds will be used by the Company as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable the Company to conduct its business. If only a small portion of the Shares are sold, then the Company may not have sufficient capital to operate. There is no assurance that the Company could obtain additional financing or capital from any source, or that such financing or capital would be available to the Company on terms acceptable to it. Under such circumstances, investors in the Shares are subject to a substantial risk of losing their entire investment in the Company.

         Dilution. After giving effect to the sale of the 200,000 Shares offered in this prospectus, the Company's existing shareholders through June 9, 2006, experience an immediate increase in net tangible book value of $150,000.00 or $0.114 per Share, and purchasers of such Shares at this offering, will experience immediate dilution in net tangible book value of $0.286 per Share after deducting the maximum allowable selling commissions, fees and other expenses of the Offering. See "DILUTION."

         No Public Market for the Company's  Shares.  There is no market for the



Company's Shares, nor is any such market anticipated to develop within the foreseeable future. Accordingly, investors will be required to hold their investment for an indefinite period of time.



                                 USE OF PROCEEDS

         As  proceeds  are  received  by the  Company,  such  proceeds  will  be immediately  available for use by the company,  without impound or escrow, to be utilized for such  expenses  including but not limited to:  franchise  sales and marketing; salaries and general administrative costs; marketing, advertising and
publicity   costs;   acquisition  of  inventory  and  general  working  capital;
commissions  and fees;  and  legal,  printing,  marketing,  and  other  offering expenses.  The  priority  of  the  use of  proceeds  is as  follows:  $70,000.00 acquisitions and business;  $10,000.00 legal; $5,000.00 printing; and $15,000.00 marketing and other offering expenses.



                                 DIVIDEND POLICY

         The Company has not declared or paid cash dividends on its common stock to date. The current policy of the board of directors is to retain earnings, if any, to provide funds for operating and expansion of the Company's business.
Such policy will be reviewed by the Company's board of directors from time to time in light of, among other things, the Company's earnings and financial position.



                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company at June 9, 2006 and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of the 2,000 Shares discussed in this prospectus.

                                                                                          Pro Forma
                                                                              6/9/06      2,000 Shares
                                                                             -------      ------------

    Liabilities:                                                                $ 0               $ 0

    Shareholders' Equity:
        Common Stock:
            Authorized -  100,000,000 Shares
            Outstanding - 1,500,000  Shares at $0.001/Share                  $1,500

                   Additional Paid in Capital                               $48,500
                                   700,000 Shares (Pro Forma)
                              Paid in Capital                                  $700
                   Additional Paid in  Capital                                 $300

        Retained Earnings (Deficit)(1)                                           $0                $0
                                                                            -------           -------

    Total Liabilities and Owners' Equity:                                   $51,000           $51,000
                                                                            =======           =======

(1) Reflects selling commissions/fees and other expenses of Offering.

         The following table sets forth the actual capitalization of the Company at June 9, 2006 and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of the 100,000 Shares discussed in this prospectus.



                                                                              14

                                                                                          Pro Forma
                                                                             6/9/06     100,000 Shares
                                                                             -------    --------------
    Liabilities:                                                                $ 0               $ 0

    Shareholders' Equity:
        Common Stock:
            Authorized -  100,000,000 Shares
            Outstanding - 1,500,000  Shares at $0.001/Share                  $1,500

                   Additional Paid in Capital                               $48,500
                                   700,000 Shares (Pro Forma)
                              Paid in Capital                                  $700
                   Additional Paid in   Capital                             $43,000

        Retained Earnings (Deficit)(1)                                           $0                $0
                                                                           --------          --------

    Total Liabilities and Owners' Equity:                                  $100,000          $100,000
                                                                           ========          ========

(1) Reflects selling commissions/fees and other expenses of Offering.

         The following table sets forth the actual capitalization of the Company at June 9, 2006 and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of the 150,000 Shares discussed in this prospectus.

                                                                                          Pro Forma
                                                                             6/9/06     150,000 Shares
                                                                             -------    --------------
    Liabilities:                                                                $ 0               $ 0

    Shareholders' Equity:
        Common Stock:
            Authorized -  100,000,000 Shares
            Outstanding - 1,500,000  Shares at $0.001/Share                  $1,500

                   Additional Paid in Capital                               $48,500
                                   700,000 Shares (Pro Forma)
                              Paid in Capital                                  $700
                   Additional Paid in capital                               $74,300

        Retained Earnings (Deficit)(1)                                           $0               $ 0
                                                                           --------          --------

    Total Liabilities and Owners' Equity:                                  $125,000          $125,000
                                                                           ========          ========

(1) Reflects selling commissions/fees and other expenses of Offering.


         The following table sets forth the actual capitalization of the Company at June 9, 2006 and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of the 200,000 Shares discussed in this prospectus.

                                                                                          Pro Forma
                                                                             6/9/06     200,000 Shares
                                                                             -------    --------------
    Liabilities:                                                                $ 0               $ 0

    Shareholders' Equity:
        Common Stock:
            Authorized -  100,000,000 Shares
            Outstanding -  1,500,000  Shares at $0.001/Share                 $1,500



                                                                              15


                   Additional Paid in Capital                               $48,500
                                   700,000 Shares (Pro Forma)
                              Paid in Capital                                  $700
                   Additional Paid in Capital                              $149,300

        Retained Earnings (Deficit)(1)                                           $0               $ 0
                                                                           --------          --------

    Total Liabilities and Owners' Equity:                                  $150,000          $150,000
                                                                           ========          ========


(1) Reflects selling commissions/fees and other expenses of Offering.


                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the common stock being registered in this Prospectus. The only factors that were considered in determining the offering price of the Stock were the Company's anticipated present and future capital needs for the operation of its business.


                                    DILUTION

         The net tangible  book value of the Company as of April 30,  2006,  was
$50,000 or $0.033 per Share.  Without  taking into account any other  changes in net tangible  book value after April 30, 2006,  other than to give effect to the receipt by the Company of the proceeds from the sale of the balance of the 2,000
Shares at an Offering price of  $0.50/Share,  the net tangible book value of the
Company as of April 30, 2006 (before deducting commissions,  fees, and estimated
Offering expenses) would have been $51,000 or $0..034 per Share. This represents an  increase  in pro  forma  net  tangible  book  value to  pre-April  30,  2006 shareholders of $ 0.035 per share,  and immediate  dilution to investors in this offering of $0.465 per share.


                                                                                          Pro Forma
                                                                                       1,502,000 Shares
                                                                                       ----------------
      Offering price per Share                                                                    $0.50
      Net tangible book value/Share at April 30, 2006                             $0.034
      Increase "      "       "       " existing investors in the                 $0.002
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                            $0.035
                                                                                                  ------
      Dilution per share to new investors in the offering                                         $0.465
                                                                                                  ======


         The net tangible book value of the Company as of April 30, 2006, was $50,000 or $0.033 per Share. Without taking into account any other changes in net tangible book value after April 30, 2006, other than to give effect to the receipt by the Company of the proceeds from the sale of the balance of the 100,000 Shares at an Offering price of $0.50/Share, the net tangible book value of the Company as of April 30, 2006 (before deducting commissions, fees, and estimated Offering expenses) would have been $150,000 or $0.062 per Share. This represents an increase in pro forma net tangible book value to pre-April 30, 2006 shareholders of $ 0.029 per share, and immediate dilution to investors in this offering of $0.438 per share.





                                                                              16


                                                                                          Pro Forma
                                                                                       1,600,000 Shares
                                                                                       ----------------
      Offering price per Share                                                                       $0.50
      Net tangible book value/Share at April 30, 2006                             $0.033
      Increase "      "       "       " existing investors in the                 $0.062
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.029
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.438
                                                                                                     ======

         The net tangible book value of the Company as of April 30, 2006, was $50,000 or $0.033 per Share. Without taking into account any other changes in net tangible book value after April 30, 2006, other than to give effect to the receipt by the Company of the proceeds from the sale of the balance of the 150,000 Shares at an Offering price of $0.50/Share, the net tangible book value of the Company as of April 30, 2006 (before deducting commissions, fees, and estimated Offering expenses) would have been $125,000 or $0.075 per Share. This represents an increase in pro forma net tangible book value to pre-April 30, 2006 shareholders of $ 0.042 per share, and immediate dilution to investors in this offering of $0.425 per share.


                                                                                          Pro Forma
                                                                                       1,650,000 Shares
                                                                                       ----------------
      Offering price per Share                                                                       $0.50
      Net tangible book value/Share at April 30, 2006                             $0.033
      Increase "      "       "       " existing investors in the                 $0.075
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.042
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.425
                                                                                                     ======


         The net tangible book value of the Company as of April 30, 2006, was $50,000 or $0.033 per Share. Without taking into account any other changes in net tangible book value after April 30, 2006, other than to give effect to the receipt by the Company of the proceeds from the sale of the balance of the 200,000 Shares at an Offering price of $0.50/Share, the net tangible book value of the Company as of April 30, 2006 (before deducting commissions, fees, and estimated Offering expenses) would have been $150,000 or $0.121 per Share. This represents an increase in pro forma net tangible book value to pre-April 30, 2006 shareholders of $ 0.154 per share, and immediate dilution to investors in this offering of $0.346 per share.

                                                                                          Pro Forma
                                                                                       200,000 Shares
                                                                                       --------------
      Offering price per Share                                                                       $0.50
      Net tangible book value/Share at April 30, 2006                             $0.033
      Increase "      "       "       " existing investors in the                 $0.121
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.154
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.346
                                                                                                     ======


         The following table summarizes, on a pro forma basis, as of April 30, the total consideration paid and the average price per Share paid, assuming that all 200,000 Shares are sold.



                                              SHARES PURCHASED         TOTAL CONSIDERATION      AVERAGE PRICE
                                             NUMBER        PERCENT      AMOUNT      PERCENT      PRICE/SHARE
Existing Shareholders thru 4/30/06          1,500,000       71.43%       $50,000      33.33%         $0.033
New Investors                                 200,000       28.57%      $100,000      66.67%         $ 0.50
                                           ----------       ------      --------     ------          ------
Total Shares                                1,700,000       100.0%      $150,000      100.0%         $0.088
                                           ==========       ======      ========     ======          ======


                              PLAN OF DISTRIBUTION

         The Company plans to sell the Shares described in this prospectus by one or more of the following methods:

         1.

         2. Face to face transactions between the registrant and purchasers without a broker.




         Such registrants may receive commissions or discounts from the Company in amounts to be negotiated. Such registrants may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. A registrant effecting a transaction in registered securities, whether or not participating in a distribution, is required to deliver a prospectus.



                                LEGAL PROCEEDINGS

         As of the date of this prospectus, there are no legal proceedings pending or, to the knowledge of the Company's management, threatened against the Company or to which the Company is a party.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following table sets forth the names, ages, and positions of the executive officers of the Company:

                  Name                     Age                  Position
         ---------------------            -----             ----------------

         Kenneth S. Green                   46                Chairman & CEO
         Patricia M. Hendricks              67                Director

         KEN GREEN graduated from SAN JOSE STATE UNIVERSITY, San Jose, CA, with a Bachelor of Science Degree in Marketing and from UNIVERSITY OF PHOENIX, San Jose Extension Campus MBA Program in 1987.
         Business Management Consultant. Since 2000, Mr. Green has acted as management consultant specializing in marketing, sales, business analysis, organizational management, information systems implementation, and strategic alliances for charter airline operations, FBO's, commercial fuel distributors, commercial construction operations, automobile dealers, automobile parts distributors, aviation parts distributors, and other middle market operations.
          BBN Planet/GTE Internetworking, Inc. Palo Alto, CA. From 1998 to 2000. He was Director of Sales, & National Account Manager, and Director of Business Development/Strategic Alliances responsible for direct and channel sales of the tier I Internet Service Provider's technology and services to corporate accounts within the western states. Information services provided include Internet connectivity, security, web hosting, custom web hosting, secure remote dial access, e-commerce applications, coordination of network design, and custom applications development. Responsibilities also included coordinating and leveraging of sales efforts of the channel managers, VAR's, Systems Integrators, account managers, corporate sales representatives, product managers, and project managers operating within the western USA.
            BBN Planet/GTE Internetworking,  Inc. Palo Alto, CA. From 1996 until
1998 Mr.  Green was the  Senior  Sales  Manager  and  National  Account  Manager
responsible for direct and channel sales of the tier I Internet Service Provider's technology and services to corporate accounts within the western states. Information services provided include Internet connectivity, security, web hosting, custom web hosting, secure remote dial access, e-commerce applications, coordination of network design, and custom applications development. Responsibilities also included coordinating and leveraging of sales efforts of the channel managers, VAR's, Systems Integrators, account managers, corporate sales representatives, product managers, and project managers operating within the western USA.
         CE SOFTWARE, INC San Jose, CA. From 1983 until 1996, Mr. Green was the Western Regional Sales Manager, responsibilities include identifying, contacting, servicing, and increasing CE Software's Corporate, Educational, GSA, VAR, Major Distribution and Key Account and OEM business in 30 Western States, Western Canada, Central America and Pacific Rim.
         ATARI INCORPORATED Sunnyvale, CA. From 1982 until 1983 Ken Green was responsible for developing and executing a corporate strategy for the marketing of Atari Home Computers, peripherals, and their software into the vast educational market. Also responsible for marketing presentations to distributors, sales organizations, and key educational decision-makers, and providing sales leadership, product knowledge and training to Atari's Western Region sales organization.
         ATARI INCORPORATED Sunnyvale, CA. In 1981 and 1982 Mr. Green was responsible for retail sales and merchandising in Northern California for the Consumer Electronics Division and the Home Computer Division. Duties include conducting sales presentations and transactions, conducting product-training seminars, coordinating retail sales, pricing, and advertising efforts; and providing technical support for consumer electronic shows. Mr. Green has also worked for International Business Machines Corp. in San Jose, CA., responsible for installation and demonstration of IBM office products, sales of office product supplies, telemarketing and promotion and customer service. and for Ford Motor Company in Milpitas, CA, as a Factory Sales Representative and Business Analyst Intern.
         Ken Green was a member of San Jose State University Football 1977-1980, and Northern California Tennis Association Team Tennis 1981-1984. He enjoys Aviation, tennis, football, photography, skiing, golf, and cycling

         PATRICIA HENDRICKS is a retired office manager with over 30 years at Ford Motor Company, where she worked in the Western Region Dealer Development

Operation. While there, she served as the secretary/treasurer for several Ford Motor Company-Owned dealerships owned, and operated by the Ford Motor Company.

                             PRINCIPAL SHAREHOLDERS

         The  following  table  presents  certain   information   regarding  the
beneficial ownership of the Company's common stock at the present time by:

         1. Each person or entity that owns beneficially five percent or more of the outstanding shares of the common stock of the Company;

         2.       All of the Company's directors;

         3.       All of the Company's officers; and

         4.       All directors and officers as a group.

                                    Number of Common            Percentage of
   Beneficial Owners (1)            Stock Beneficially Owned    Ownership

Catalyst Holding Group, LLLP
     (Kenneth S. Green)              1,000,000                           67%

All Officers and
      Directors as a Group (1)       1,000,000                           67%

Wilkerson Resources, Inc (1)           500,000                           33%

         (1) Unless otherwise noted, each person or entity has sole investment power and sole voting power over the shares disclosed.


                          DISCRIPTION OF CAPITAL STOCK

COMMON STOCK

         The Company is authorized to issue up to 100,000,000 shares of common stock ("Common Shares") with a par value of $0.001per share. As of April 30, 2006, there were 1,500,000 Common Shares issued to two (2) shareholders of record. See "DILUTION."

         All shares of common stock have identical rights, including voting rights of one vote per share on all matters to be voted upon by the shareholders.

         The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of all liabilities of the Company. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares of the Company have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefore. The outstanding common stock is validly issued, fully paid, and non-assessable.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of April 30, 2006, a total of 1,500,000 shares of common stock were issued and outstanding. The 200,000 shares of the Company's common stock described in this prospectus will be eligible for immediate sale to the investing public. All of the 1,500,000 shares of the Company's common stock that are presently issued and outstanding are restricted pursuant to Rule 144, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and will not be eligible for sale for at least one (1) year from the date of their issuance.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       ORGANIZATION WITHIN LAST FIVE YEARS

         See "Certain Relationships and Related Transactions."


                             DESCRIPTION OF BUSINESS

THE COMPANY

         Catalyst Ventures Incorporated was incorporated in the state of Nevada in April 7, 2006 for the purpose of specializing in corporate, commercial, and general aviation services, bulk fuel, diesel, and aviation fuel distribution.

OUR BUSINESS AND SERVICES


         Catalyst Ventures Incorporated plans to establish an extensive network of corporate aviation services (FBO, Charter, FAA-Authorized repair & maintenance stations, air ambulance, and training certification), and bulk fuel distribution services that will deliver superior level of service and value to its client base. The immediate plan is to leverage several prospective strategic alliances with companies like Air Cullinaire, Avfuel, Signature Air, NetJets/Executive Jet Management, American Eurocopter, Boeing, Stratus, Bluefish Concierge, Empire Transportation, Freightliner, S & H Greenpoints, Flightsafety International, Western Petroleum, and Ford Motor Company into incremental sales revenue, increased customer loyalty, increased economies-of-scale, and increased profitability.

         Catalyst Ventures Incorporated will provide the following products and services:


         AVIATION SERVICES: These products and services consisted of aviation fuel sales, aircraft refueling operations ("into-plane"), aircraft ground support services, aircraft hangar services, aircraft parking ("aircraft tie-down services") and aircraft maintenance at certain Air Center locations, known as Fixed Based Operations ("FBO's").

         LOGISTICS SUPPORT: These services consist of cargo logistics services business ("LS") where the company brokers cargo space on flights within the United States and on international flights to Europe, Asia, the Middle East, Australia, Mexico and Central and South America. The Company intends to enter into contracts for bulk cargo space on airlines and then resell that space to customers with shipping needs. The Company is in the process of establishing a network of shipping agents who will assist in securing cargo for shipment on cargo space purchased from various airlines, and who facilitate the delivery and collection of freight charges for cargo shipped by the Company, which is thereby able to profit from the sale of air cargo space worldwide without the overhead cost of owning and operating an aircraft. In some instances, the Company may enter into fixed minimum commitments for cargo space resulting in exclusive or preferred rights to broker desirable cargo space profitably. The management of the Company believes that due to the large volume of cargo space it intends to contract for, the Company will be able to secure air cargo space at rates lower than an individual freight forwarder could arrange. The Company should be able to then able to pass on these lower rates to its customers and still realize a profit.

         Bulk Fuel (including aviation fuel) distribution: The Company intends to enter the business of bulk fuel distribution where it facilitates the management and distribution of fuel, including aviation, gasoline, and diesel fuel serving as a fuel supplier and logistics manager for its customers, providing a reliable fuel supply operation to its customer base while extending credit, mostly unsecured, to its customers which may not otherwise be available to them if they were to be supplied directly from the major oil companies. The Company will serve as a reseller of fuel for major oil companies, affording the oil companies indirect access to certain customers without the credit risk or administrative costs associated with the management of these customer accounts.

INDUSTRY

With regard to aviation bulk fuels and services market, we are currently on an upward trend due to increased security and flexibility concerns. The travails of commercial aviation have left business and corporate travelers with an increasing need to travel "at-will" with security, and increased flexibility that only corporate and civil aviation appear positioned to provide.

         With regard to bulk fuel distribution, and logistical services, these are two critical components in the backbone of industrial North America. While discretionary consumers may be quite elastic in their fuel consumption habits, and logistical requirements, corporate America, and North America rely heavily upon corporate logistical services, and the availability of some form of fuel to manufacture, or transport goods to the market. While the price and availability of fuel pose major concern, those prices are absorbed, and passed on to the consumer in the consumer price index

COMPETITION

The aviation services, bulk fuel distribution, and logistical services markets in North America is highly fragmented, and is served by numerous local corporations and family-owned companies that typically dominate a geographical market extending for approximately 1 hour or 60 miles in from the epicenter of the company operations. While most of the family-owned businesses provide the same basic services in their marketplace, the level of service and quality can vary widely from market to market.

On a national basis, the major competition in the arena of aviation services are corporations such as DynAir, Signature Air Support, and Executive Jet Management, and numerous regional service providers operating in selective markets.

In  the  arena  of  bulk  fuel   distribution,   the  North   American  is  also
highly-fragmented with the major refineries controlling the bulk fuel distribution of petroleum products in all major metropolitan markets, and leaving the areas beyond 60-90 minutes of these major metropolitan areas to independent, small business/family-owned regional bulk fuel distributors to supply the numerous branded and unbranded stations, as well as farms, corporate accounts, and aviation fuel users.

Courteous and efficient service, quality, safety, competitive prices for services, availability of need based service offerings, a highly-experienced management team, and back-up technical assistance & well known expertise of the industry, market, and the competition an international associate shall result in Airlift International capturing and consolidating a major segment of the North American aviation service, regional bulk fuel distribution, and regional logistical market.


SALES & MARKETING


         The Company will initially continue with the existing sales and marketing programs that are already existing and in place within the businesses it acquires. Upon growth , the company will conduct a comprehensive review of the effectiveness of the various sales and marketing programs and will attempt to improve upon them where possible.

         The company recognizes that the different business segments it has targeted are subject to industry specific and geographic characteristics that effect the types of marketing programs that are effective for each business segment.

         Within the Aviation Services segment the use of intermediaries is very important. As a result the company plans to focus on direct marketing to these individuals. It is easy for the company's personnel to reach the intermediaries and educate them about the benefits available in using the company's products and services. This strategic marketing approach takes full advantage of the fact that these professionals are already involved in the same industry. They already have a track record of experience and success.

         The Company plans on implementing a telemarketing program to target new intermediaries that will be important in increasing the company's sales. The company plans to develop an in house telemarketing services that will provide outside sales support services, including literature mailings, follow up calls, a toll free support hotline, and marketing research.

In keeping with the above background, the marketing is targeted locally. The advantage of a local and highly identifiable market is that media selections can be limited in scope.


The Company plan to target new and existing customers through select advertising in appropriate vertical magazines that will enable us to effectively reach out target market in the area of aviation services, and logistics.



Targeted Aviation Vertical Magazine/Journal Advertising:
         Stratus
         Executive Golfer
         The Robb Report
         Cigar Aficionado/Wine Enthusiast

Initially, the most cost-effective marketing, advertising, and promotional tool will be the implementation of customer incentive/retention programs such as Bluefish Incentives, Stratus Incentives, Avfuel Incentives, S & H Greenpoints, and Bond Rewards, which provide the client with value-added incentives for repeat business, and incremental business. Such programs typically run 1-3 % of revenue, and are excellent for businesses that have traditionally relied upon word-of-mouth, or repeat clientele. In each case, the incentive/customer retention programs effectively establish an instant, and continuous national and international marketing campaign that establishes Catalyst Ventures Incorporated's business units among a wide network of prospects that are demographically viable as potential clients.

         Avfuel---Bond Reward Program to participating pilots

         S & H Greenpoints---points accumulated toward rewards

         Bond Rewards----rewards accumulated toward bonds, and cash rewards valid at numerous popular merchants.

         Stratus Rewards---high-end client reward & retention program that provides patrons with accumulated luxury rewards for incremental patronage.

         Bluefish Rewards--high-end client incentive & reward program that provides patrons with accumulated luxury rewards for incremental patronage.

Regional bulk fuel distribution requires a direct marketing and sales approach to reach the client base, and virtually no advertising at the wholesale/bulk level.


The Company plans on implementing a direct mail program aimed at retaining existing clients and targeting new potential clients. This permits the Company's bulk fuel distribution business, logistical service business, and aviation service business to effectively target specific customers:

                  - Individuals,
                  - Businesses,
                  - Corporate,
                  - Importers,
                  - Exporters, etc.

Government Regulation
The various business segments the company has targeted for potential acquisition candidates are subject to varying regulations. The aviation services industry is subject to regulation by the Federal Aviation Authority. The bulk fuels distribution is subject to a variety of federal and state regulations relating to the protection of the environment.

Employees
The company currently has one (1) full time employees, including the current officer of the company, and no part-time employees. We believe the additional personnel needed within the next twelve months may include a Chief Financial Officer, Corporate Secretary, Director of Mergers & Acquisitions, and various administrative support personnel.

         WHEN  USED IN THIS  PROSPECTUS,  THE  WORDS  "FORECASTS,"  "ESTIMATES,"
"PROJECTIONS" AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

HISTORY AND PLAN OF OPERATION


         Catalyst Ventures Incorporated was formed in April, 2006, for the purpose of specializing in corporate, commercial, and general aviation services, bulk fuel, diesel, and aviation fuel distribution.

         For commercial promotion of the Catalyst Ventures Incorporated, an attractive interactive Website shall be developed for internet marketing, advertising, client interaction, and employee interaction. Subsequently, other service and product features shall also be introduced into the Website for efficient customer service.

         With the exception of a few of the businesses being acquired, sales are the result of repeat clientele, and little or no proactive sales and marketing program in place. In the case of the logistical operations, the critical component to be added or implemented is a dedicated freight forwarder to generate as much cargo volume as feasible toward Catalyst Ventures Incorporated's highway logistics capacity. In the arena of regional bulk fuel distribution, each of the business units to be acquired has some basic outward bound sales activity--in many cases, such activities are relegated to the route delivery drivers, or dispatchers, who simply respond to calls from repeat or referral clients. In an effort to generate incremental sales revenue from each business unit, it is critical for Catalyst Ventures Incorporated to establish an outward bound field sales force in each bulk fuel distribution, logistical operation, and aviation services operation being acquired. The sales focus of these new sales people will be on corporate and institutional users of our respective products, and service offerings.

FUTURE PLANS:

Catalyst Ventures Incorporated believes the manner in which it delivers its services to its clients with a heavy emphasis upon quality and customer service will dramatically change the customer experience associated with the transactions clients undertake in the specific markets where the target companies currently operate. The strategy is to deliver world class quality, and service in the areas of corporate and general aviation services distribution, and logistical services position significantly ahead of the curve of the competitors in market and industry. This emphasis upon excellent customer service will result in greater customer loyalty, along with incremental business, since service is a critical component in value-added markets such as corporate and general aviation services, as well as commoditized marketplaces such as bulk fuel distribution, and logistical services. The goal is to create a lasting impression with each client interaction with our service offerings.

Once operations are commenced in other parts of North America, its ability to beat competition will be influenced by the success of its initial operations in the initial markets in which we are seeking to acquire target companies. Expansion operations will only be undertaken after operations in the markets of the initial target acquisitions have registered operational and cash flow success.

The management team of Catalyst Ventures Incorporated believes that its long-term success lies in its ability to deliver world-class service, and effective marketing to reach and retain the clients in their desired target markets at competitive prices.

                              CERTAIN TRANSACTIONS

                             HISTORY OF TRANSACTIONS

         Catalyst Ventures Incorporated was incorporated as a Nevada corporation in April, 2006.



             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Currently there is no public trading market for our securities.

         The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and


         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


         o obtain financial information and investment experience and objectives of the person; and


         o make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:


         o sets forth the basis on which the broker or dealer made the suitability determination; and


         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


         Disclosure also has to be made about the risks of investing in penny stocks in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                             EXECUTIVE COMPENSATION

         The Company's officers and directors do not receive compensation from the company. The company's officers are not compensated at this time.


                       LIMITATION OF DIRECTORS' LIABILITY

         The Company's Amended and Restated Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Laws, the personal liability of the Company's directors for monetary damages for breaches of fiduciary duty by such directors. However, the Company's Amended and Restated Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for:


         o        acts or omissions which involve intentional misconduct;

         o        fraud or a knowing violation of the law; or

         o        unlawful corporate distributions.



This provision of the Amended and Restated Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors who are protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, the stockholders could be injured by a board's decision and have no effective remedy.



           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

           AND FINANCIAL DISCLOSURE CHANGES IN AND DISAGREEMENTS WITH

               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE



         None.



                                  LEGAL MATTERS


         Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for us by Lucky McMahon, Attorney at Law, of Bentonville, Arkansas.

                                     EXPERTS


         The financial statements for the period from April 7, 2006 (inception) through April 30, 2006, included in this registration statement, have been included herein in reliance upon the report of Lopez, Blevins, Bork & Associates, LLP, given on the authority of said firm as experts in auditing and accounting.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         As of this date, the expenses for issuance and distribution have been the professional fees discussed under Use of Proceeds and printing costs.


                     RECENT SALES OF UNREGISTERED SECURITES

         1,500,000 shares of unregistered securities have been issued as described under Principal Shareholders. Such shares are valued at .033 each and are exempt from registration under Rule 144.

                                  UNDERTAKINGS

          As of the date of this filing, there have been no fundamental changes in the prospectus, no additional or changed material information on the plan of distribution and no post-effective amendment has been filed.

                         CATALYST VENTURES INCORPORATED

                        INDEX TO THE FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM . . . . . . . . . .  F-1

BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

STATEMENT OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

STATEMENT OF STOCKHOLDERS' DEFICIT,
    Period from April 7, 2006 (Inception) through April 30, 2006 . . .  . .  F-4

STATEMENT OF CASH FLOW  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Catalyst Ventures Incorporated (A Development Stage Company)
San Jose, CA

We have audited the accompanying balance sheet of Catalyst Ventures Incorporated (Catalyst) as of April 30, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the period from April 7, 2006 (Inception) through April 30, 2006. These financial statements are the responsibility of Catalyst's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalyst as of April 30, 2006, and the results of its operations and its cash flows for each of the period from April 7, 2006 (Inception) through April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Catalyst will continue as a going concern. As discussed in Note 2 to the financial statements, Catalyst has incurred losses from inception through April 30, 2006 totaling $96,480. Catalyst will require additional working capital to develop its business until Catalyst either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Catalyst's ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Lopez, Blevins, Bork & Associates, LLP
------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
May 23, 2006



                         CATALYST VENTURES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                                      April 30,
                                                                                        2006
                                                                                   ----------------

                                     ASSETS

Current assets
  Cash                                                                             $        50,000
                                                                                   ----------------
     Total current assets                                                                   50,000

Total Assets                                                                       $        50,000
                                                                                   ===============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable & accrued interest                                              $         1,480
  Advances - related parties                                                                70,000
                                                                                   ---------------
     Total current liabilities                                                              71,480
                                                                                   ---------------

Commitments

STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 100,000,000 shares authorized, 1,500,000
share issued and outstanding                                                                  1,500
  Deficit accumulated during the development stage                                         (22,980)
                                                                                   ----------------
     Total stockholders' deficit                                                           (21,480)
                                                                                   ----------------

Total Liabilities and Stockholders' Deficit                                        $        50,000
                                                                                   ===============



The accompanying notes are an integral part of these financial statements.

                         CATALYST VENTURES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS



                                                                April 7, 2006
                                                                 (Inception)
                                                              Through April 30,
                                                                    2006
                                                              ----------------

    General and administrative                                $         22,350
                                                              ----------------
Loss from operations                                                   (22,350)

Interest expense                                                           630
                                                              ----------------

Net loss                                                      $        (22,980)
                                                              ================

Net loss per share:
  Basic and diluted                                           $          (0.02)
                                                              ================

Weighted average shares outstanding:
  Basic and diluted                                                  1,500,000
                                                              ================



The accompanying notes are an integral part of these financial statements.



                         CATALYST VENTURES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
          PERIOD FROM APRIL 7, 2006 (INCEPTION) THROUGH APRIL 30, 2006





                                                               Deficit
                                                              accumulated
                            Common stock        Additional    during the
                      ----------------------     paid-in      exploration
                           Shares    Amount      capital       stage       Total
                      -----------   --------   ------------   --------    --------

Shares for services     1,500,000   $  1,500   $       --     $   --      $  1,500

Net loss                     --         --             --     $(22,980)   $(22,980)
                      -----------   --------   ------------   --------    --------

Balance,
  April 30, 2006      1,500,000 $      1,500   $       --     $(22,980)   $(21,480)
                      ===========   ========   ============   ========    ========




The accompanying notes are an integral part of these financial statements.
                                                                             F-4



                         CATALYST VENTURES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOW

                                                                                            April 7, 2006
                                                                                             (Inception)
                                                                                               through
                                                                                              April 30,
                                                                                                 2006
                                                                                          -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                              $       (22,980)
    Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                                                        -
    Shares issued for services                                                                      1,500
Changes in:
   Accounts payable and accrued interest                                                            1,480
                                                                                          ---------------

NET CASH USED IN OPERATING ACTIVITIES                                                             (20,000)
                                                                                          ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                                                  -
                                                                                          ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances - related parties                                                                     70,000
                                                                                          ---------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
                                                                                                   70,000

NET CHANGE IN CASH                                                                                 50,000
    Cash, beginning of period                                                                           -
                                                                                          ---------------
    Cash, end of period                                                                   $        50,000
                                                                                          ===============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                                           $             -
                                                                                          ===============
  Income taxes paid                                                                       $             -
                                                                                          ===============



The accompanying notes are an integral part of these financial statements.
                                                                             F-5

                         CATALYST VENTURES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Catalyst Ventures Incorporated. ("Catalyst") was incorporated on April 7, 2006 under the laws of Nevada for the purpose of acquiring and managing several private, profitable, middle-market companies specializing in corporate, commercial, and general aviation services, bulk fuel, diesel, and aviation fuel distribution. The year end for Catalyst is April 30th.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Long-lived Assets

Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. There were no long-lived assets as of April 30, 2006.

Impairment losses are recorded on fixed assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There were no impairment losses in 2006.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Catalyst records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Financial Instruments

Catalyst's financial instruments consist of cash, accounts payable and accrued liabilities, and due to related parties. Unless otherwise noted, it is management's opinion that Catalyst is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

The fair value of the amounts due to related parties is not determinable as they have no repayment terms.

Recent Accounting Pronouncements

Catalyst   does  not  expect  the   adoption  of  recently   issued   accounting
pronouncements to have a significant impact on Catalyst's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Catalyst has recurring losses and has a deficit accumulated during the development stage of $22,980 as of April 30, 2006. Catalyst's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Catalyst has no current source of revenue. Without realization of additional capital, it would be unlikely for Catalyst to continue as a going concern. Catalyst's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the management and consulting services. Catalyst's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through management and consulting services

NOTE 3 - RELATED PARTIES

The Company neither owns nor leases any real or personal property, an officer has provided office space and services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Advances - related parties are from the sole director consisting of cash advances and legal, marketing, and financial consulting services. As of April 30, 2006, $70,000 is outstanding. The advances are unsecured, bear interest of 11.75%, and are due upon demand ($630 is accrued and unpaid as of April 30, 2006).

NOTE 4- CAPITAL STOCK

Catalyst's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

Stock issued for services:

In April 2006, 1,500,000 founder shares were issued for services totaling $1,500, the par value of the shares.

NOTE 5 - INCOME TAX

Catalyst follows  Statement of Financial  Accounting  Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for Federal income tax consists of the following for the period from April 7, 2006 (Inception) to April 30, 2006:

       Federal income tax attributable to:
           Current operations                                  $        (7,800)
           Less, change in valuation allowance                           7,800
                                                               ---------------
       Net provision                                           $             -
                                                               ---------------

The tax provision assuming the applicable statutory federal tax rate is reconciled to our effective rate as follows as of April 30, 2006:

       Expected provision at 34%                               $        (7,800)
       Less, change in valuation allowance                               7,800
                                                               ---------------
       Net provision                                           $             -
                                                               ---------------

At April 30, 2006, Catalyst had an unused net operating loss carryover approximating $23,000 that is available to offset future taxable income; it expires beginning in 2026.

NOTE 6 - COMMITMENTS

When the SB-2 registration is filed, Catalyst is obligated to pay $20,000 in cash to Wilkerson Resources, Inc (consultants used in taking corporation public).

                                INDEX TO EXHIBITS

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


Lopez, Blevins, Bork & Associates, LLP is a public accounting firm that issued an audit report dated May 23, 2006, for Catalyst Ventures Incorporated. As independent registered certified public accountants, we consent to the reference to our firm under the caption "Experts and to the use of our report dated May 23, 2006 for the period from April 7, 2006 (Inception) through April 30, 2006, in Exchange Commission form SB-2 "registration statement under the securities act of 1933" as submitted by Catalyst Ventures Incorporated.


/s/  Lopez, Blevins, Bork & Associates, LLP
-------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
June 29, 2006

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, CA, on the 17th day of August, 2006.

                         CATALYST VENTURES INCORPORATED

                                                     a Nevada corporation





                                                     By:  /s/ KENNETH S. GREEN
                                                          --------------------
                                                              KENNETH S. GREEN

         This registration statement has been signed by the following persons in the capacities and on the dates indicated below.



  Signature                           Title                      Date
-----------------------             ------------             ---------------



 /s/  KENNETH S. GREEN,             President,               August 17, 2006
-----------------------
      KENNETH S. GREEN









/s/  PATRICIA HENDRICKS,            Secretary/Treasurer,     August 17, 2006
------------------------
     PATRICIA HENDRICKS